Exhibit 99.1

Solta Medical Reports Fourth Quarter and Full Year 2012 Results

Fourth Quarter Revenue Up 20% from Prior Year; 2012 Revenue up 25%

Approximately 360 Liposonix Systems Shipped in 2012; $32 Million in Revenue

Company Provides Financial Outlook for 2013

HAYWARD, Calif., February 19, 2013 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the fourth quarter ended December 31, 2012. Revenue for the fourth quarter was $39.8 million, an increase of $6.6 million, or 20%, as compared to the fourth quarter of 2011. Revenue from Liposonix, the Company’s non-invasive fat reduction system, was $7.6 million, which was generated from shipments of 90 systems and associated consumables. For the full year 2012, revenue of $144.5 million grew year-over-year by $28.6 million or 25%.

“The fourth quarter provided a strong ending to a productive year for Solta,” said Stephen J. Fanning, Chairman, President and CEO of Solta. “We completed the integration of the Liposonix acquisition ahead of plan and the first year of the Liposonix commercial launch exceeded our expectations. During the year, we shipped approximately 360 Liposonix systems, generating $32 million in revenue. We also generated double digit revenue growth from our Clear + Brilliant brand. We continued to execute well, extending our broad product portfolio through a large distribution network and focusing on recurring revenue. The increase in the gross margin, and our delivery of positive non-GAAP EBITDA in the fourth quarter and in every quarter over the past three years demonstrate the leverage in our business model. We also generated cash from operations of $1.4 million in the fourth quarter and $4.4 million for the full year ended 2012, and finished the year with $38 million in cash on the balance sheet.”

Fourth Quarter Financial Highlights

Total product revenue from treatment tips and consumables for the quarter was $18.8 million, a year-over-year increase of $2.9 million or 18%, and represented 47% of total revenue. Revenue from North America and international markets rose year-over-year by 17% and 23%, respectively.

GAAP net loss for the quarter was $45,000 as compared to GAAP net income of $1.0 million reported for the fourth quarter of 2011. The prior year net income included the one-time release of a valuation allowance of $6.4 million to offset deferred tax liabilities generated from acquiring Liposonix. Non-GAAP net income for the quarter was $2.3 million, or $0.03 per diluted share, as compared to a non-GAAP net loss of $23,000 for same period last year. Non-GAAP adjusted EBITDA for the quarter was $4.0 million compared to $1.3 million for the same period last year.

The Company’s GAAP results for the quarter include $1.8 million of amortization and other acquisition related charges, $1.0 million of non-cash stock based compensation charges, and a $0.5 million credit adjustment for the fair value reassessment of the expected earn out payments associated with the acquisition of Liposonix. The Company provides non-GAAP financial measures that exclude these charges and adjustments. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Full Year 2012 Financial Results

Total product revenue from treatment tips and consumables for the year was $70.6 million, a year-over-year increase of $7.3 million or 11%, and represented 49% of total revenue. Revenue from North America and international markets rose year-over-year by 34% and 17%, respectively.

The GAAP net loss for the year was $38.0 million, or a loss of $0.59 per share, as compared to a net loss of $1.3 million, or a loss of $0.02 per share reported for the full year 2011. Non-GAAP net income for the full year was $6.1 million, or $0.09 per diluted share as compared to non-GAAP net income of $3.6 million, or $0.06 per diluted share reported for the full year 2011. Non-GAAP EBITDA for the full year 2012 was $12.0 million as compared to $7.5 million in the prior year.

Solta Medical’s GAAP results for the full year 2012 include charges for the fair value reassessment of the expected earn out payments associated with the acquisition of Liposonix of $32.1 million, non-cash amortization and other acquisition related charges of $7.5 million, and non-cash stock based compensation charges of $4.6 million. The Company provides additional non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

“With the pending acquisition of Sound Surgical, we anticipate continued growth, execution, and operating leverage in 2013. We expect to close the acquisition of Sound Surgical Technologies in the coming weeks and to expeditiously implement our integration plans. With the addition of Sound Surgical’s VASER® product line, we look forward to offering our customers an expanded portfolio of innovative, safe, and effective body contouring solutions,” said Mr. Fanning.

Financial Outlook for 2013

The company provided its preliminary financial outlook for 2013 which includes the pending acquisition of Sound Surgical Technologies as follows:

•	Revenue for the full year 2013 is expected to grow by 26% to 32% and be in the range of $182 million to $191 million, compared to full year 2012 revenue of $144.5 million.

•

Non-GAAP gross margin is expected to be in the range of 65% to 68% for the full year 2013. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP gross margin for the full year 2012 was 66%.

•

Non-GAAP operating income is expected to be in the range of $13 million to $16 million for the full year 2013. Non-GAAP operating income for the first six months of 2013 is expected to be in the range $3 million to $4 million as the Company integrates its acquisition of Sound Surgical Technologies. Non-GAAP operating income excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP operating income for the full year 2012 was $8.4 million.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will host a conference call and webcast today, Tuesday, February 19, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-0844 for domestic participants and 480-629-9835 for international participants.

To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers six aesthetic energy devices to address a range of issues, including skin resurfacing and rejuvenation with Fraxel® and Clear + Brilliant(TM), body contouring and skin tightening with Liposonix® and Thermage® and acne reduction with Isolaz® and CLARO(TM). As the innovator and leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Using similar fractional laser technology, Clear + Brilliant is a unique, cost-effective treatment to prevent and improve the early signs of photoaging. For body contouring, Liposonix is a non-surgical treatment to reduce waist circumference with advanced high-intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat beneath the skin. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. More than two million procedures have been performed with Solta Medical’s portfolio of products around the world. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the ability to improve operating leverage, the close of the Sound Surgical acquisition, and the financial outlook for 2013. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of the Company’s systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for the Company’s products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2011, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn	Doug Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group
510-786-6890	415-568-9394

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Net revenue	$39,801	$33,168	$144,545	$115,984
Cost of revenue	15,630	14,064	55,368	42,364

Gross margin	24,171	19,104	89,177	73,620

Operating expenses:
Sales and marketing	13,643	12,244	53,665	46,761
Research and development	5,382	5,246	20,549	16,124
General and administrative	4,805	5,440	18,637	17,443
Remeasurement of contingent consideration liability	(500)	1,200	32,100	322

Total operating expenses	23,330	24,130	124,951	80,650

Income (loss) from operations	841	(5,026)	(35,774)	(7,030)
Interest income	6	7	14	59
Interest expense	(936)	(119)	(2,014)	(209)
Other income and expense, net	77	(121)	(24)	(309)

Loss before income taxes	(12)	(5,259)	(37,798)	(7,489)
Income tax provision (benefit)	33	(6,306)	210	(6,160)

Net income (loss)	$(45)	$1,047	$(38,008)	$(1,329)

Net income (loss) per share:
Basic	$(0.00)	$0.02	$(0.59)	$(0.02)

Diluted	$(0.00)	$0.02	$(0.59)	$(0.02)

Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	68,636,725	60,959,189	64,437,427	60,573,428

Diluted	68,636,725	62,044,555	64,437,427	60,573,428

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
GAAP Gross margin	$24,171	$19,104	$89,177	$73,620

GAAP gross margin as % of sales	61%	58%	62%	63%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$24,171	$19,104	$89,177	$73,620
Amortization and other non-cash acquisition related charges	1,375	1,418	5,782	3,951
Stock-based compensation	133	173	499	442

Non-GAAP gross margin	$25,679	$20,695	$95,458	$78,013

Non-GAAP gross margin as % of sales	65%	62%	66%	67%

GAAP income (loss) from operations	$841	$(5,026)	$(35,774)	$(7,030)
Non-GAAP adjustments to net income (loss) from operations:
Amortization and other non-cash acquisition related charges	1,730	1,745	7,205	5,075
Remeasurement of contingent consideration liability	(500)	1,200	32,100	322
Acquisition-related expenses	101	1,120	268	2,355
Severance expenses	—	260	1	260
Stock-based compensation	1,010	1,016	4,563	3,297

Non-GAAP income from operations	$3,182	$315	$8,363	$4,279
Depreciation expenses	847	991	3,665	3,269

Non-GAAP Adjusted EBITDA	$4,029	$1,306	$12,028	$7,548

GAAP net income (loss)	$(45)	$1,047	$(38,008)	$(1,329)
Non-GAAP adjustments to net income (loss):
Amortization and other non-cash acquisition related charges	1,730	1,745	7,205	5,075
Remeasurement of contingent consideration liability	(500)	1,200	32,100	322
Acquisition-related expenses	101	1,120	268	2,355
Severance expenses	—	260	1	260
Stock-based compensation	1,010	1,016	4,563	3,297
Acquisition-related income tax benefit	—	(6,411)	—	(6,411)

Non-GAAP net income (loss)	$2,296	$(23)	$6,129	$3,569

GAAP basic net income (loss) per share	$(0.00)	$0.02	$(0.59)	$(0.02)
Non-GAAP adjustments to basic income (loss) per share:
Amortization and other non-cash acquisition related charges	$0.03	$0.03	$0.11	$0.08
Remeasurement of contingent consideration liability	$(0.01)	$0.02	$0.51	$0.01
Acquisition-related expenses	$0.00	$0.02	$0.00	$0.05
Severance expenses	$0.00	$0.00	$0.00	$0.00
Stock-based compensation	$0.01	$0.02	$0.07	$0.05
Acquisition-related income tax benefit	$0.00	$(0.11)	$0.00	$(0.11)

Non-GAAP basic net income (loss) per share	$0.03	$(0.00)	$0.10	$0.06

Non-GAAP diluted net income (loss) per share	$0.03	$(0.00)	$0.09	$0.06

GAAP weighted average shares outstanding used in calculating basic net income (loss) per share	68,636,725	60,959,189	64,437,427	60,573,428

GAAP weighted average shares outstanding used in calculating diluted net income (loss) per share	68,636,725	62,044,555	64,437,427	60,573,428
Adjustments for dilutive potential common stock	4,778,891	1,806,441	5,170,881	3,555,057

Weighted average shares outstanding used in calculating non-GAAP diluted net income (loss) per share	73,415,616	63,850,996	69,608,308	64,128,485

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$38,097	$17,417
Accounts receivable	20,570	13,282
Inventories	16,611	16,524
Prepaid expenses and other current assets	8,476	8,626

Total current assets	83,754	55,849
Property and equipment, net	6,401	6,818
Purchased intangible assets, net	42,428	49,352
Goodwill	96,620	96,620
Other assets	520	659

Total assets	$229,723	$209,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$7,283	$5,767
Accrued liabilities	17,343	16,126
Current portion of contingent consideration liability	21,400	—
Current portion of deferred revenue	3,985	4,521
Short-term borrowings	8,345	7,441
Customer deposits	637	610

Total current liabilities	58,993	34,465
Deferred revenue, net of current portion	683	824
Term loan, net of current portion	18,063	16,959
Non-current tax liabilities	2,478	2,975
Contingent consideration liability	38,500	27,800
Other liabilities	899	92

Total liabilities	119,616	83,115

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized
68,795,987 and 61,130,740 shares issued and outstanding at December 31, 2012 and December 31, 2011	69	61
Additional paid-in capital	220,489	198,565
Accumulated deficit	(110,451)	(72,443)

Total stockholders’ equity	110,107	126,183

Total liabilities and stockholders’ equity	$229,723	$209,298